EXHIBIT 10.7.2

                  Schedule of Omitted Documents in the Form of
                 Exhibit 4.4, Including Material Detail in Which
                     Such Document Differs from Exhibit 4.4

     1. Stock Option Agreement for the purchase of 18,000 shares between the Registrant and Paul Marks.


     The form of the document listed above does not differ in material detail from the form of Exhibit 4.4, except with respect to identity of the optionholder and the number of shares.